UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
ISABELLA BANK CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2026
Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Isabella Bank Corporation (the “Corporation”) will be held virtually on Tuesday, May 5, 2026 at 10:00 a.m., Eastern Daylight Time. The Annual Meeting is for the purpose of considering and acting upon the following items of business:
1.The election of five (5) director nominees, with four (4) director nominees to serve as directors of the Corporation until the 2029 annual meeting of shareholders or until their respective successors have been duly elected and qualified or until their earlier death, resignation, or removal from office and one (1) director nominee to serve as a director of the Corporation until the 2027 annual meeting of shareholders or until their successor has been duly elected and qualified or until their earlier death, resignation, or removal from office.
2.To hold an advisory, non-binding vote to approve the Corporation’s compensation of named executive officers.
3.To approve the Isabella Bank Corporation 2025 Employee Stock Purchase Plan.
4.To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Corporation for the year ending December 31, 2026.
5.To transact such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Each of the proposals is described in more detail in the accompanying proxy statement, which you are urged to read carefully and in its entirety.
The Board of Directors of the Corporation has fixed March 13, 2026 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof. Only shareholders of record as of the close of business on the record date will be entitled to receive notice of and vote at the Annual Meeting. In accordance with Michigan law, the list of shareholders entitled to vote at the Annual Meeting will be available electronically for inspection by shareholders during the Annual Meeting or any adjournment(s) or postponement(s) thereof at www.virtualshareholdermeeting.com/ISBA2026.
In accordance with Michigan law and the Bylaws of the Corporation, the Annual Meeting is being held solely by means of remote communication and you will not be able to attend the Annual Meeting in person. Shareholders may attend and participate in the Annual Meeting by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026 with your individually-assigned participant code. If you plan to ask questions or want to view the Annual Meeting information and presentation material, you must use the secure web address and have your individually-assigned participant code. Your individually-assigned participant code is located on your proxy card. If you plan to attend and participate in the Annual Meeting by means of remote communication, please connect at least 15 minutes prior to the start of the Annual Meeting.
By order of the Board of Directors
Debra Campbell, Secretary
Dated: March 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders To Be Held on May 5, 2026: electronic copies of the Notice of 2026 Annual Meeting of Shareholders, the proxy statement, our 2025 Annual Report to Shareholders, and our Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com or in the Investor Relations section of the Corporation’s website at isabellabank.com.
Your Vote is Important
A proxy card is included with this proxy statement. Whether or not you plan to attend the annual meeting by means of remote communication, please vote by using one of the methods described on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
PROXY STATEMENT FOR
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2026
General Information
Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Corporation,” or “Isabella” refer to Isabella Bank Corporation, a Michigan corporation, and its consolidated subsidiaries; references to the “Bank” or “our Bank” refer to Isabella Bank, a wholly-owned subsidiary of the Corporation. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, no par value per share (the “common stock”).
This Proxy Statement is furnished in connection with the solicitation of proxies, to be voted at our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) which is to be held virtually on Tuesday, May 5, 2026 at 10:00 a.m., Eastern Daylight Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders and in this Proxy Statement.
This Proxy Statement has been mailed on or about March 23, 2026 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank, or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.
Important Notice Regarding Internet Availability of Proxy Materials for the 2026 Annual Meeting
Pursuant to the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the Corporation is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the internet in the Investor Relations section of the Corporation’s website at isabellabank.com. Additionally, you may access the Corporation’s proxy materials at www.proxyvote.com. Shareholders are encouraged to access and review the proxy materials before voting. The website www.proxyvote.com will also have directions to attend the annual meeting and vote by means of remote communication.
SPECIAL NOTE REGARDING PARTICIPATION
SOLELY BY MEANS OF REMOTE COMMUNICATION
We are holding the Annual Meeting solely by means of remote communication, in accordance with Michigan law. Instructions for participating in the Annual Meeting by means of remote communication are provided below.
Shareholders may only participate in the Annual Meeting by means of remote communication. Shareholders will not be able to attend the Annual Meeting in person.
Attendance and Participation
Shareholders of record as of the close of business on March 13, 2026, the record date for the Annual Meeting, may participate in the Annual Meeting solely by means of remote communication. Shareholders may attend the Annual Meeting remotely by logging onto the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026 with your individually-assigned participant code. The Annual Meeting information and presentation material will be available on the secure website. Please note that, if you plan to ask questions or want to view the Annual Meeting information and presentation materials, you must use the secure web address and have your individually-assigned participant code. Your individually-assigned participant code is located on your proxy card. If you plan to attend and participate in the Annual Meeting by means of remote communication, please connect at least 15 minutes prior to the start of the Annual Meeting.
Voting
Shareholders will have the opportunity to vote their shares during the Annual Meeting if participating by means of remote communication. Whether or not you plan to attend the Annual Meeting, the Corporation encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in this Proxy Statement. The proxy card included with this Proxy Statement should continue to be used to vote shares in connection with the Annual Meeting.

Questions
You will be permitted to ask questions at the Annual Meeting. In order to ask questions during the Annual Meeting, you must log into the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026 with your individually-assigned participant code located on your proxy card. We will try to answer all questions pertinent to the business of the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Also, we reserve the right to edit inappropriate language and to exclude questions that are of personal matters, not pertinent to Annual Meeting matters, do not comply with the annual meeting rules of conduct, or otherwise are inappropriate.
Additional information regarding the rules of conduct and other materials for the Annual Meeting will be made available during the Annual Meeting on the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026. Please read the remainder of this Proxy Statement for additional information about the Annual Meeting.
Shareholder List
In accordance with Michigan law, the list of our shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders during the Annual Meeting, or at any adjournment(s) or postponement(s) thereof, on the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026.
Technical Difficulties
Technical support for accessing the annual meeting through the virtual meeting platform will be available at www.virtualshareholdermeeting.com/ISBA2026 on the day of the Annual Meeting through the conclusion of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting through the virtual meeting platform during the Annual Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
Shareholders Entitled to Vote
We have fixed the close of business on March 13, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. We have only one class of common stock and no preferred stock. As of March 13, 2026, there were 7,330,036 shares of stock outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting.
You may vote on matters that are properly presented at the Annual Meeting by attending the meeting and casting a vote, signing and returning the enclosed proxy, voting on the internet, or voting by phone. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the internet or by phone), or by attending the meeting and electing to vote in person. You are encouraged to vote by mail, internet, or phone.
Some of our shareholders hold their shares of common stock through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote these shares. Your broker or nominee has enclosed or provided voting instructions for you to use to direct your broker or nominee in voting these shares.
Voting Procedures
You can vote on matters to come before the Annual Meeting using one of the following options:
•you may attend the Annual Meeting remotely and cast your vote during the Annual Meeting by means of remote communication on the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026; or
•you may vote online prior to the meeting at www.proxyvote.com up until 11:59 p.m. Eastern Daylight Time on May 4, 2026 using the instructions on the enclosed proxy card; or
•you may vote by phone by calling 1 (800) 690-6903 up until 11:59 p.m. Eastern Daylight Time on May 4, 2026 using the instructions on the enclosed proxy card; or
•you may vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares during the Annual Meeting in the manner you indicate.

You may also choose to vote for all of the nominees for director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to the vote will be voted “FOR” each of the nominees for director and “FOR” each of the proposals.
The Board of Directors of the Corporation (the “Board”) has selected Jill Bourland, Sarah R. Opperman, and Brian R. Sackett as the persons to act as proxies on the proxy card.
You may attend the Annual Meeting to cast your vote by means of remote communication on the virtual meeting platform at www.virtualshareholdermeeting.com/ISBA2026. However, if your shares of common stock are held in “street name,” your ability to vote over the internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.
Quorum
A quorum must be present in order to hold the Annual Meeting. A quorum is present if a majority of the shares of common stock entitled to vote are represented in person or by proxy. If you execute and return a proxy, those shares will be counted to determine if there is a quorum, even if you abstain or fail to vote on any of the proposals. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.
Required Vote
Once a quorum is achieved, a plurality of votes cast is necessary for the election of directors (Proposal 1). Abstentions and broker “non votes” are not counted in determining the vote for the election of directors. As to all other matters, the affirmative vote of a majority of votes cast is necessary for the approval of such matters.
Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to ratification of the appointment of Plante & Moran, PLLC (“Plante”) as our independent registered public accounting firm (Proposal 4). However, in the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1, 2, and 3. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.
With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.
In addition, if a shareholder abstains from voting on a particular proposal presented for approval at the Annual Meeting, the abstention does not count as a vote in favor of or against the proposal.
At this year’s Annual Meeting, you will elect five (5) director nominees, with four (4) director nominees to serve as directors of the Corporation until the 2029 annual meeting of shareholders or until their respective successors have been duly elected and qualified or until their earlier death, resignation, or removal from office and one (1) director nominee to serve as a director of the Corporation until the 2027 annual meeting of shareholders or until their successor has been duly elected and qualified or until their earlier death, resignation, or removal from office. You may vote in favor or withhold your vote with respect to any or all director nominees. Directors of the Corporation are elected by a plurality of the votes cast at the Annual Meeting. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such director nominees. “Withhold” votes, abstentions, and shares not voted, including broker non-votes, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.
In voting on the advisory, non-binding proposal to approve the executive compensation disclosed in this Proxy Statement, a shareholder may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. A majority of the shares represented at the annual meeting and entitled to vote on this advisory proposal must be voted in favor of the proposal for it to pass. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors. In counting votes on the advisory, non-binding proposal to approve executive compensation matters, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Approval for the employee stock purchase plan disclosed in this Proxy Statement, requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In counting votes on the proposal, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.
Ratification of the appointment of Plante requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In counting votes on the ratification of the appointment of Plante as our independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the vote.
Proposal 1 - Election of Directors
The Board of Directors currently consists of eleven (11) members divided into three (3) classes, with the directors in each class generally being elected for a term of three years. The Board decreased from eleven (11) to ten (10) members when Chad R. Payton resigned from the Board effective June 30, 2025. Subsequently, the Board increased from ten (10) to eleven (11) members with the Board’s appointment of Brian B. Tessin effective October 6, 2025.
Pursuant to our governing documents, our Board is divided into three (3) classes, which results in a “staggered” Board. Directors generally stand for election for a term expiring at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until each person’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal from office.
The terms of Dr. Jeffrey J. Barnes, David B. Behen, Melinda M. Coffin, Vicki L. Rupp, and Brian B. Tessin will expire at the Annual Meeting. At the Annual Meeting, each of Dr. Jeffrey J. Barnes, David B. Behen, Melinda M. Coffin, and Vicki L. Rupp are being nominated for election to serve as directors of the Corporation for a term commencing on the date of the Annual Meeting and continuing until the 2029 annual meeting of shareholders of the Corporation or until their respective successor or successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal from office. Brian B. Tessin is being nominated for election to serve as a director of the Corporation for a term commencing on the date of the Annual Meeting and continuing until the 2027 annual meeting of shareholders of the Corporation or until his successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal from office. Each of the above-listed nominees for election at the Annual Meeting is currently serving as a director of the Corporation.
Election Procedures
Assuming the presence of a quorum at the Annual Meeting, the election of directors will require a plurality of the votes cast at the Annual Meeting.
This means that the five (5) nominees receiving the highest number of votes will be elected. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect of the election of the nominees. In accordance with the Michigan Business Corporation Act, shareholders are not entitled to cumulate their votes in the election of directors (or for any other decision).
Except as otherwise specified, proxies will be voted for the election of the five (5) nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated. However, we know of no reason to anticipate that this will occur. Each of the nominees has agreed to serve as a director if elected.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Corporation’s Board of Directors. Alternatively, in lieu of designating a substitute, the Corporation’s Board of Directors may reduce the number of directors of the Corporation. The Board has no reason to believe that any of the nominees listed above will be unavailable to serve as a director. All of the nominees listed above have consented to being named herein and to serve if elected.
Biographical information for each of the above-listed nominees, as well as the other current directors of the Corporation not up for reelection at the Annual Meeting, including their principal occupation for the last five or more years, age, and length of service as a director, follows.
We recommend that you vote “FOR” the election of each of the above-listed nominees for election to the Board.

Director Qualifications
Board members are highly qualified and represent your best interests. We select nominees who:
•Have extensive business leadership.
•Bring a diverse perspective and experience.
•Are objective and collegial.
•Have high ethical standards and have demonstrated sound business judgment.
•Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities.
Each nominee and current director possesses these qualities and provides a diverse complement of specific business skills and experience. In addition to the general qualifications described above, qualifications are included in the biographical summaries provided on the following pages.
The following table identifies individual Board members serving on each of our standing committees:

Director	Audit	Nominating and Corporate Governance	Compensation and Human Resource
Sarah R. Opperman	Xo	Xo	Xo
Dr. Jeffrey J. Barnes		Xc
David B. Behen			X
Jill Bourland	Xc	X
Melinda M. Coffin	X		Xc
Jae A. Evans
Neil M. McDonnell
Vicki L. Rupp			X
Brian R. Sackett
Jerome E. Schwind
Brian B. Tessin	X		X

C — Chairperson
O — Ex-Officio
Director Nominee for a Term Ending in 2027
Brian B. Tessin (age 55) was appointed a director of Isabella Bank Corporation and of the Bank effective October 6, 2025. Mr. Tessin recently retired from Dow, Inc., after serving as Chief Tax Officer since 2019. He has more than 30 years of experience in tax and accounting, including global finance leadership roles at multinational companies and foundational experience as a certified public accountant. Mr. Tessin earned an undergraduate degree from Ferris State University, a master’s in taxation degree from Walsh College, and a law degree from Thomas M. Cooley Law School. He is an active member of the State Bar of Michigan, the Tax Executives Institute, and has served on tax policy committees for the Financial Executives Institute and the National Association of Manufacturers. He has also served on the boards of Midland Tomorrow and Wellspring Lutheran Services of Michigan. Mr. Tessin’s extensive experience in global tax strategy, financial reporting, mergers and acquisitions, and regulatory compliance adds great value to the Board.
Director Nominees for Terms Ending in 2029
Dr. Jeffrey J. Barnes (age 63) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. Dr. Barnes is a retired physician from L.O. Eye Care. He is a former member of the Central Michigan Community Hospital Board of Directors. Dr. Barnes’ experience in business operations and management, as well as knowledge of the communities we serve, benefit the Board.
David B. Behen (age 56) has been a director of Isabella Bank Corporation and of the Bank since March 3, 2025. Mr. Behen is the co-founder and Chief Strategy Officer at SensCy, a cybersecurity company focused on small and medium-sized organizations. He has held leadership roles in the private and public sectors for over 20 years and has received many esteemed awards and recognition for his contributions to information technology and cybersecurity. Mr. Behen has held many board and committee positions for professional and technology organizations. He is a member of the Eastern Michigan University

College of Engineering and Technology Advisory Board. Mr. Behen’s extensive experience in cybersecurity and proven track record of building successful organizations brings great value to the Board.
Melinda M. Coffin (age 51) has been a director of Isabella Bank Corporation and of the Bank since 2022. Ms. Coffin is the former CEO of Soaring Eagle Gaming Enterprises. She received her undergraduate degree and MBA from Central Michigan University. Ms. Coffin’s knowledge and experience in compliance and regulatory matters, as well as her business experience and community involvement, adds value to the Board.
Vicki L. Rupp (age 66) has been a director of Isabella Bank Corporation and of the Bank since 2019. Ms. Rupp retired from The Dow Chemical Company after a successful 35 year career in various positions, including her final position of Corporate Director of Business Services.  Ms. Rupp owns Vicki Rupp Consulting for companies seeking operational improvements. She currently serves on the Saginaw Valley State University Foundation Executive Committee. Ms. Rupp brings experience in operations and strategic development and a commitment to community service.
Current Directors with Terms Ending in 2027
Jill Bourland (age 55) has been a director of Isabella Bank Corporation and of the Bank since 2017. Ms. Bourland is CEO and Partner of Blystone & Bailey, CPAs, P.C. Ms. Bourland is a graduate of Central Michigan University, a Certified Public Accountant, and a Housing Credit Certified Professional. She has over 30 years of audit, tax, and accounting experience with a concentration in small business and affordable housing sectors. She is a member of the Mid-Michigan College Foundation Board and the Great Lakes Bay Michigan Works! Workforce Development Board. She is also a member of the American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants, and Home Builders Association. Ms. Bourland has expertise in accounting and business experience, and a strong commitment to community involvement.
Jae A. Evans (age 69) has been a director of Isabella Bank Corporation and of the Bank since 2014. He was President and Chief Executive Officer of the Corporation from 2014 to January 2024 and Chief Executive Officer of the Bank from 2018 to January 2024. Mr. Evans served as Chief Operations Officer of the Bank from 2011 to 2013 and President of the Greenville Division of the Bank from 2008 to 2011. He is a graduate of Central Michigan University and has over 47 years of banking experience. Mr. Evans is also a board member and past Chair for United Bankers’ Bancorporation, Inc, and United Bankers’ Bank. Mr. Evans previously served on the Central Michigan University Advancement Board. Mr. Evans provides the Board with executive leadership, knowledge of commercial banking, and strong community involvement.
Jerome E. Schwind (age 59) has been a director of Isabella Bank Corporation and of the Bank since 2017. Mr. Schwind was appointed President and Chief Executive Officer of the Corporation and Chief Executive Officer of Isabella Bank on January 5, 2024. He has over 35 years of banking experience and has been employed by the Bank since 1999, serving in various roles including President of the Bank and Vice President of the Corporation, Executive Vice President, and Chief Operations Officer. Mr. Schwind received his undergraduate degree from Ferris State University and his MBA from Lake Superior State University. He is also a graduate of the Dale Carnegie Executive Development program, the Graduate School of Banking at the University of Wisconsin-Madison, and the Rollie Denison Leadership Institute. He currently serves as the Chair for the Middle Michigan Development Corporation, is a member of the Finance Advisory Board for the Ferris State University College of Business, and the Michigan Bankers Association Perry School of Banking Board. Mr. Schwind brings his experience in banking and his many years at Isabella Bank to the Board in addition to his knowledge of the markets we serve.
Current Directors with Terms Ending in 2028
Neil M. McDonnell (age 62) has been a director of Isabella Bank Corporation and of the Bank since 2024. Mr. McDonnell was appointed President of Isabella Bank effective January 5, 2024 after serving as the Chief Financial Officer since 2018. He has more than 35 years of banking experience and previously worked in the eastern United States in roles such as CFO, controller, treasurer, compliance and risk officer, and director of finance at large international banks, local community banks and de novo banks. He serves on the Board of Directors of Community Bankers of Michigan, is a member of the Mid-Michigan Industries Board of Directors, and volunteers with Habitat for Humanity of Isabella County Finance Committee. Mr. McDonnell’s financial background and banking experience provide value to the Board.
Sarah R. Opperman (age 66) has been a director of Isabella Bank Corporation and of the Bank since 2012 and has served as chair of both boards since May 2021. Ms. Opperman worked for The Dow Chemical Company for 28 years, retiring as Vice President of Global Government Affairs and Public Policy. She graduated with a Business degree from Central Michigan University and currently serves on the boards of CMU’s Advancement Board, the Herbert H. and Grace A. Dow Foundation, the Michigan Baseball Foundation, and the Midland Center for the Arts. Ms. Opperman’s business and leadership expertise, as well as her depth of community relationships, benefit Board discussions and decisions.

Brian R. Sackett (age 55) has been a director of Isabella Bank Corporation and of the Bank since 2024. Mr. Sackett is a partner at Sackett Potatoes and has been an employee there since 1987. He has served the potato industry on a state and national level in many capacities for potato research and potato variety development for the past 30 years. Mr. Sackett currently serves on the Research Committee for the Michigan Potato Industry Commission and the Chip Committee for Potatoes USA. Mr. Sackett has served for over a decade on our West Region Advisory Board and brings agricultural and business expertise to the Board.
Each of the directors has been engaged in their stated professions for more than five years unless otherwise stated.
Other Executive Officers
Gerald J. Ritzert (age 57) was appointed Chief Financial Officer of Isabella Bank Corporation on January 5, 2026. Mr. Ritzert is a Certified Public Accountant with over 30 years of experience in accounting and finance, including significant leadership roles in the banking industry. Mr. Ritzert’s most recent position was Executive Vice President and Chief Financial Officer of First National Bank and Trust in Beloit, Wisconsin, since 2021. Mr. Ritzert previously was the Chief Financial Officer of Dollar Bank, FSB in Pittsburgh, Pennsylvania.
Michael K. Huenemann (age 52) was appointed Chief Lending Officer of the Bank effective July 1, 2025. Mr. Huenemann has over 20 years of lending experience with Isabella Bank, holding various positions in commercial lending and business development.
Peggy L. Wheeler (age 66), Chief Operations Officer of the Bank, has been employed by the Bank since 1977. Ms. Wheeler has over 48 years of banking experience with Isabella Bank, holding various positions including customer service, accounting, Controller, and Senior Vice President of Operations. Ms. Wheeler serves on the board for the Mt. Pleasant Area Community Foundation and serves as chair of their grant review committee. She also serves on the Board for the Michigan Bankers Association Service Corporation, and RISE Advocacy.

Proposal 2 - Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers at the annual meeting. This vote will not be binding on or overrule any decisions by the Board, and will not create or imply any additional fiduciary duty on the part of the Board. However, the Compensation and Human Resource Committee of the Board will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
The compensation of the Corporation’s principal executive officer, principal financial officer, and our next most highly compensated executive officer (named executive officers) is provided under the heading “Executive Compensation and Other Matters.” The Board invites our shareholders to review carefully that section of this Proxy Statement and the tabular and other disclosures on compensation below, and cast a vote to approve the Company’s compensation programs for named executive officers through the following advisory, non-binding resolution:
RESOLVED, that the shareholders of Isabella Bank Corporation approve, on an advisory basis, the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation table and narrative discussion, for purposes of Section 14A of the Securities Exchange Act of 1934.
The advisory vote on executive compensation, commonly referred to as a say-on-pay advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation and Human Resource Committee value constructive dialogue on executive compensation and other important governance topics with the Corporation’s shareholders and encourage all shareholders to vote their shares on this matter. The Board of Directors and the Compensation and Human Resource Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation programs.
The Board believes shareholders should consider the following in determining whether to approve this proposal:
•Each member of the Compensation and Human Resource Committee is independent under the Nasdaq listing requirements;
•The Compensation and Human Resource Committee continually monitors the Corporation’s performance and adjusts compensation practices accordingly; and
•The Compensation and Human Resource Committee regularly assesses the Corporation’s individual and total compensation programs against peer companies, the general marketplace and other industry data points.
Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
We recommend that you vote “FOR” the non-binding advisory resolution approving the executive compensation of the named executive officers.

Proposal 3 - Approval of the Isabella Bank Corporation 2025 Employee Stock Purchase Plan
On July 30, 2025, the Board adopted and approved the Isabella Bank Corporation 2025 Employee Stock Purchase Plan (the “ESPP”), subject to approval by the Corporation’s shareholders. The Board approved a total of 200,000 shares of our common stock for grant under the ESPP.
The Board believes that approval of the ESPP is in the best interests of the Corporation and our shareholders. The ESPP will help give the Corporation the ongoing ability to attract, retain, and award employees necessary for the Corporation’s continued success by enabling eligible employees to acquire a stock ownership interest in the Corporation by purchasing shares of the Corporation’s common stock through payroll deductions. The ESPP allows eligible employees to purchase common stock of the Corporation through payroll deductions at 95 percent of the lower of the market price on the first day or the last day of semi-annual offering periods. The ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423.
Description of the ESPP
The following is a description of the ESPP. This description is qualified in its entirety by the full text of the ESPP attached to this Proxy Statement as Appendix A, which is incorporated herein by reference. Please refer to Appendix A for a more complete description of the terms of the ESPP.
Purpose
The purpose of the ESPP is to assist eligible employees of the Corporation and its subsidiaries to acquire a stock ownership interest in the Corporation, thereby attracting, retaining, and rewarding such employees and strengthening the mutual interest between employees and the Corporation’s shareholders with a means to purchase shares of the Corporation’s common stock through payroll deductions.
Administration
The ESPP will be administered by the Compensation and Human Resource Committee of the Board (the “Administrator”). Subject to the terms of the ESPP, the Administrator has the power to construe and interpret the ESPP and rights granted under it and to establish, amend and evoke rules and regulations for administering the ESPP. The Administrator may delegate routine day-to-day administration of the ESPP to such officers and employees of the Corporation as the Administrator deems appropriate. The Administrator’s interpretation of the ESPP, any options granted pursuant to the ESPP, and all decisions and determinations by the Administrator with respect to the ESPP are final, binding, and conclusive on all parties.
Authorized Shares
The maximum number of shares of the Corporation’s common stock that may be issued pursuant to rights granted under the ESPP is 200,000 shares, subject to adjustment upon changes in the capitalization of the Corporation in accordance with the terms of the ESPP. Shares of the Corporation’s common stock distributed under the ESPP may consist, in whole or in part, of treasury shares held by the Corporation, authorized, but unissued shares or shares purchased in the open market.
Adjustments
In the event of certain changes in the capitalization of the Corporation, such as a stock dividend or by reason of subdivision, stock split, reverse stock split, combination or exchange of shares, recapitalization, reorganization, reclassification of shares, or any other similar corporate event affecting the Corporation’s common stock, the Board will make appropriate adjustments to the number of shares of the Corporation’s common stock available for purchase under the ESPP and the purchase price of shares offered under the ESPP, and may make such other adjustments as it sees appropriate in its discretion.
Effective Date, Amendment, and Termination
The ESPP was approved by the Board on July 30, 2025, subject to approval by the Corporation’s shareholders within twelve (12) months after the date of approval by the Board. If our shareholders do not approve the ESPP within this time period, then the current Offering Period (as described below) will terminate and all amounts accumulated in participant accounts will be refunded to participants, without interest. The Administrator or the Board may, in its sole discretion, amend, suspend, or terminate the ESPP at any time and for any reason; provided, however, that if shareholder approval is required pursuant to the Internal Revenue Code (the “Code”), United States federal securities laws or regulations, or the rules or regulations of Nasdaq (or any other securities exchange on which the Corporation’s common stock is listed or traded), then no such amendment shall be effective unless approved by the Corporation’s shareholders within such time period and manner as may be required.

Eligibility
All employees of the Corporation and its subsidiaries that have been designated by the Board to participate in the ESPP (a “Designated Subsidiary”) will be eligible to participate in the ESPP, with the exception of employees who are customarily employed by the Corporation or a Designated Subsidiary for twenty hours or fewer per week or are customarily employed for not more than five months in any calendar year. An employee will not be entitled to participate in the ESPP if, immediately after the grant of an option under the ESPP, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Corporation. In addition, no employee may acquire rights to purchase common stock under the ESPP at a rate that exceeds $25,000 of fair market value of such common stock when aggregated with his or her rights to purchase common stock under all other employee stock purchase plans of the Corporation or a Designated Subsidiary for any calendar year in which the right is outstanding at any time, to be determined in the manner provided by the applicable provisions of the Code.
Offering Periods
The Administrator will specify the duration of each Offering Period. Initially, the Offering Periods are expected to be six-month periods, beginning on March 1st and September 1st of each year, with the initial Offering Period beginning on September 1, 2025 and ending on February 28, 2026.
Participation
Eligible employees may elect to participate in the ESPP by completing an online enrollment form with the Corporation’s designated ESPP broker or such other enrollment procedures that the Administrator may establish in its sole discretion. In the enrollment form, each participant will elect to contribute a whole percentage of his or her after-tax “compensation” (as defined below) through payroll deductions of no less than 1% and no more than 10% or such greater amount as may be approved by the Administrator. The enrollment form will be effective for the first Offering Period following completion of the enrollment process.
Eligible Compensation
For purposes of payroll deduction, compensation under the ESPP means cash compensation a participant receives for services rendered to the Corporation or any Designated Subsidiary, including hourly wages, salary, overtime pay, variable pay, sales commissions, bereavement pay, payments for jury duty service, sick pay and vacation pay, referral pay, retroactive pay, training pay, and other amounts paid in cash to a participant through the Corporation’s or any Designated Subsidiary’s payroll system, before any salary deferral contributions made by the participant to any tax-qualified or nonqualified deferred compensation plan. Compensation does not include any other forms of compensation not specified in the ESPP, such as deferred compensation or any benefit plan, welfare or retirement plan, incentive bonus compensation (other than sales commissions), bonuses or other similar compensation paid on a discretionary basis, income related to equity awards, expense reimbursements for relocation and tuition expenses, fringe benefits, employee discounts, and other forms of imputed income.
Participant Accounts
The Corporation will hold a participant’s payroll deductions in a brokerage account until the contributions are used to purchase shares of Corporation’s common stock in accordance with the terms of the ESPP.
Purchase of Common Stock
On the last trading day of an Offering Period (the “Purchase Date”), the balance of each participant’s account will be used to purchase full shares of the Corporation’s common stock, subject to a limit of 800 shares per participant in any single Offering Period. The purchase price of each share of stock will be the lesser of 95% of the closing price on Nasdaq on (i) the first trading day of the Offering Period and (ii) the last trading day of the Offering Period or such greater percentage designated by the Administrator. Any amounts attributable to any fractional share that was not purchased on the Purchase Date shall be carried over to the next Offering Period unless the Participant has elected to withdraw from the ESPP.
Transferability
No payroll deductions credited to a participant, nor any rights with respect to the exercise of an option or any rights to receive shares of the Corporation’s common stock may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or pursuant to a designation of beneficiary in the event of Participant’s death) by the Participant. During a participant’s lifetime, the participant’s option is exercisable only by the participant.

Changes in Contributions and Withdrawal
No change in contributions other than complete discontinuance can be made during an Offering Period, and, specifically, once an Offering Period has commenced, a participant may not alter the rate of his or her contribution for such offering.
A participant may withdraw all, but not less than all, of the contributions credited to such participant’s account and not yet used to exercise such participant’s option under the ESPP at any time by completing the appropriate online withdrawal process through the Corporation’s designated ESPP broker or contacting the Corporation. Upon receipt of such notice, contributions on behalf of the participant shall be discontinued and no payroll deductions will be made during a succeeding Offering Period, unless the participant re-enrolls. All of the participant’s contributions credited to such participant’s account during the Offering Period shall be paid to such participant, without interest, as soon as reasonably practicable. A participant’s withdrawal from an Offering Period shall not have any effect upon eligibility to participate in subsequent Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.
Termination of Employment
If the employment of a participant terminates prior to the last trading day of a particular Offering Period for any reason, including retirement, death or failure of a participant to remain an eligible employee of the Corporation or of a Designated Subsidiary, participation in the ESPP immediately and without any act on the part of the Participant shall terminate. Following the participant’s termination of employment as described above, the Corporation will refund to the participant or, in the case of the death of the participant, the person or persons entitled thereto, any unused contributions credited to the participant’s account during the Offering Period, without interest, and thereupon the participant’s option shall terminate.
NEW PLAN BENEFITS
The amounts of future purchases under the ESPP are not determinable because participation is voluntary, ESPP contributions are discretionary, and benefits are based on future prices of the Corporation’s common stock.
FEDERAL TAX CONSEQUENCES
The following provides a general summary of certain U.S. federal income tax consequences to participants and the Corporation with respect to shares purchased under the ESPP, based upon laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an Offering Period.
If the participant disposes of shares purchased under the ESPP more than two years from the applicable grant date (i.e., the first business day of the Offering Period), or more than one year from the applicable purchase date if later, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price and (ii) assuming that the Administrator has not determined a different purchase price for shares purchased under the ESPP, 5% of the fair market value of the shares on the grant date (i.e., the first business day of the Offering Period). Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Corporation is not entitled to take any deduction in the circumstances indicated above.
If the participant disposes of shares purchased under the ESPP within two years after the grant date or one year after the purchase date if later, the participant will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Corporation is entitled to a deduction equal to the amount the employee is required to report as ordinary income.
We recommend that you vote “FOR” the approval of the Isabella Bank Corporation 2025 Employee Stock Purchase Plan.

Proposal 4 - Ratification of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors.
After assessing the performance and independence of Plante & Moran, PLLC ("Plante"), the Corporation’s current independent registered accounting firm, the Audit Committee believes it is in the best interest of the Corporation and its shareholders to retain Plante. The Audit Committee has appointed Plante as our independent auditor for the fiscal year ending December 31, 2026. Plante has served as our independent registered public accounting firm since 2025. For information related to the Audit Committee’s process, including fees paid to our independent registered public accounting firm, refer to the “Independent Registered Public Accounting Firm” section of this report.
The Board is seeking shareholder ratification of the Audit Committee’s appointment of Plante & Moran, PLLC for the year ending December 31, 2026. Shareholder ratification of the selection of Plante as our independent registered public accounting firm for the 2026 fiscal year is not required by our governing documents, state law, or otherwise. However, the Board is submitting the selection of Plante to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may consider this information when determining whether to retain Plante for future services. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Corporation.
Assuming a quorum is present, the ratification of the appointment of Plante as the independent registered public accounting firm for the year ending December 31, 2026 will require the affirmative vote of the majority of the shares entitled to vote and represented in person or by proxy. Shares represented by proxy will be voted in accordance with the instructions provided in the proxy. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the ratification of the appointment of Plante will be voted “FOR” the ratification.
A representative from Plante is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments they believe are appropriate.
We recommend that you vote “FOR” this proposal to ratify the appointment of Plante & Moran, PLLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2026.

Corporate Governance
Director Independence
Under the rules of the Nasdaq Capital Market, a majority of the members of our Board are required to be independent. The rules of the Nasdaq Capital Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
We have adopted the director independence standards as defined under the Nasdaq listing requirements. We have determined that Dr. Jeffrey J. Barnes, David B. Behen, Jill Bourland, Melinda M. Coffin, Sarah R. Opperman, Vicki L. Rupp, Brian R. Sackett, and Brian B. Tessin are independent directors. Jae A. Evans is not independent as he retired as President and CEO of Isabella Bank Corporation and CEO of Isabella Bank on January 4, 2024. Jerome E. Schwind is not independent as he is employed as President and CEO of Isabella Bank Corporation and CEO of Isabella Bank. Neil M. McDonnell is not independent as he is employed as President of Isabella Bank.
Family Relationships
There are no immediate family relationships between any of our directors, director nominees, or executive officers.
Board Leadership Structure and the Board’s Role in Risk Oversight
Sarah R. Opperman serves as the Chairperson of the Board and Jerome E. Schwind serves as the Chief Executive Officer of the Corporation. Recognizing the individual roles and responsibilities of the Chairperson of the Board and the Chief Executive Officer, the Board of Directors has implemented this structure to enhance strategic oversight and insight, board leadership, and to further align the Board of Directors and management.
Our Governance Policy provides that only directors who are deemed to be independent as set forth by the Nasdaq listing requirements and SEC rules are eligible to hold the office of chairperson. Additionally, the chairpersons of Board’s committees must also be independent directors. It is our belief that having a separate chairperson and CEO best serves the interest of the shareholders. The Board elects its chairperson at the first Board meeting following the Annual Meeting. Independent members of the Board meet without inside directors at least twice per year.
Regular meetings of the Board and its committees are held to review strategy, policy, and results of operations, including discussions of risk. The frequency of meetings is determined by, among other things, strategy, operations and the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board on an annual basis.
The Board has overall responsibility for enterprise risk management. The Board’s role is to engage in informed oversight of the Corporation’s risk management and management is responsible for our day-to-day risk management. The Board utilizes committees to oversee risks associated with compensation and governance. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, information technology, interest rate, and trust risks.
Board and Committee Meeting Attendance
The Board met fifteen (15) times during 2025. During the 2025 fiscal year, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the Board on which he or she served (during the period that he or she served).
Director Attendance at Annual Meeting
While the Corporation does not have a formal policy requiring the directors’ attendance, the Board encourages all directors to attend the annual meeting of shareholders. All of our directors attended the 2025 annual meeting of shareholders, with the exception of Mr. Evans.
Committees of the Board of Directors
Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resource Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and our bylaws.

Audit Committee
The Corporation has a separately designated standing Audit Committee as required by the rules of the Nasdaq Stock Market. The Audit Committee is governed by a written charter approved by the Board, which is available in the Investor Relations section of the Corporation’s website at isabellabank.com. The Audit Committee met six (6) times during the year 2025.
The responsibilities of the Audit Committee include assisting the Board in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is directly responsible for overseeing the integrity of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and those of independent auditors, our system of internal controls, our financial reporting and system of disclosure controls, and our compliance with legal and regulatory requirements and with our Code of Conduct and Business Ethics. Further information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included in this Proxy Statement.
The members of the Audit Committee are directors Bourland (committee chairperson), Coffin, Opperman (ex-officio), and Tessin. Our Board has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an independent director under Nasdaq Stock Market rules, (2) satisfies the additional independence standards under applicable SEC rules for Audit Committee service, and (3) has the ability to read and understand fundamental financial statements. In accordance with the provisions of the Sarbanes-Oxley Act of 2002, directors Bourland and Tessin met the requirements of Audit Committee Financial Expert and have been so designated.
Nominating and Corporate Governance Committee
The Corporation has a separately designated standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board, which is available in the Investor Relations section of the Corporation’s website at isabellabank.com. The Nominating and Corporate Governance Committee held six (6) meetings during the year 2025.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. This Committee, in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. This Committee considers diversity in identifying members with respect to our geographical markets served, the industry knowledge and experience of the nominee, and community relations of the nominee.
The members of the Nominating and Corporate Governance Committee are directors Barnes (committee chairperson), Bourland, and Opperman (ex-officio). Our Board has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.
The Nominating and Corporate Governance Committee will consider, as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the candidate. Please see “Shareholder Proposals - 2027 Annual Meeting,” below, for more information on when director nominee proposals must be submitted to the Corporation. The Nominating and Corporate Governance Committee evaluates all potential director nominees in the same manner, whether the nominations are received from a shareholder, or otherwise.
Compensation and Human Resource Committee
The Corporation has a separately designated standing Compensation and Human Resource Committee. The Compensation and Human Resource Committee is governed by a written charter approved by the Board, which is available in the Investor Relations section of the Corporation’s website at isabellabank.com. The Compensation and Human Resource Committee held five (5) meetings during the year 2025.
The members of the Compensation and Human Resource Committee are directors Behen, Coffin (committee chairperson), Opperman (ex-officio), Rupp, and Tessin. Our Board has evaluated the independence of each of the members of our Compensation and Human Resource Committee and has affirmatively determined that each of the members of the Committee meets the definition of an “independent director” under Nasdaq Stock Market rules. In addition, our Board has also determined that each of the members of the Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation of directors and the compensation of the President and CEO, Bank President, and CFO. The

Compensation and Human Resource Committee is also responsible for overseeing the administration of the Corporation’s employee benefit, incentive and compensation programs, determining the effectiveness of the Corporation’s compensation-related risk management practices, and reviewing and approving the Chief Executive Officer succession plan, and recommending such plan to the Board for approval.
Communications with the Board
Shareholders may communicate with the Board by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.
Code of Ethics
The Corporation has adopted a Code of Conduct and Business Ethics that sets forth standards of ethical business conduct for the Corporation’s employees, including the CEO, CFO, and Controller. The purpose of the Code of Conduct and Business Ethics is to provide such covered individuals with a framework to deter wrongdoing and to promote honest and ethical conduct. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Listing Rules. A copy of the Code of Conduct and Business Ethics is available in the Investor Relations section of the Corporation’s website at isabellabank.com.

Executive Compensation and Other Matters
We are a “smaller reporting company,” as defined in Item 10 of Regulation S-K promulgated by the SEC. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
Executive officers are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned in each of the last two years ended December 31, 2025, for the CEO, CFO, and our next most highly compensated executive officer, collectively the named executive officers (“NEOs”).
Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
Jerome E. Schwind (6)	2025	522,349	55,720	92,000	19,891	75,346	765,306
President and CEO of Isabella Bank Corporation and CEO of Isabella Bank	2024	443,571	20,100	40,000	14,781	68,109	586,561
William M. Schaefer (7)	2025	184,000	13,598	—	231	64,282	262,111
CFO of Isabella Bank Corporation and Isabella Bank	2024	174,327	—	10,895	275	45,187	230,684
Neil M. McDonnell (6)	2025	393,461	58,500	52,500	15,722	54,101	574,284
President of Isabella Bank	2024	365,000	16,572	25,125	12,270	52,950	471,917
(1)Executive officer salary includes compensation voluntarily deferred under our 401(k) plan. Director fees are also included and are displayed in the following table for each of the last two years ended December 31, 2025:

	Director fees ($)
Name	2025	2024
Jerome E. Schwind	30,000	30,000
Neil M. McDonnell	30,000	30,000
(2)Includes payouts granted pursuant to the Isabella Bank Corporation Executive Cash Incentive Plan.
(3)Includes shares granted pursuant to the Isabella Bank Corporation Restricted Stock Plan disclosed as the aggregate grant date fair value of the awards computed, in accordance with ASC Topic 718.
(4)Includes the aggregate non-cash change in the actuarial present value of the noted executive’s accumulated benefit under the Isabella Bank Corporation Pension Plan.
(5)For all named executives, all other compensation includes 401(k) matching contributions, dividends on stock units pursuant to the Directors Plan, and auto allowance. For William M. Schaefer all other compensation includes a severance payment of $40,000 in 2025 and an employment bonus of $30,257 in 2024.
(6)Jerome E. Schwind was appointed as President and Chief Executive Officer of Isabella Bank Corporation and Chief Executive Officer of Isabella Bank effective January 5, 2024 immediately following the retirement of Jae A. Evans. Neil M. McDonnell was appointed as President of Isabella Bank effective January 5, 2024. Neil M. McDonnell also served as Interim Chief Financial Officer from August 28, 2025 to January 5, 2026.
(7)William M. Schaefer joined the Corporation on April 1, 2024 and left the Corporation on August 28, 2025.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information on the unvested shares of restricted stock pursuant to the Isabella Bank Corporation Restricted Stock Plan as of December 31, 2025:

		Stock awards
Name	Grant Date	Equity incentive plan: number of shares or units of stock that have not vested (#)(1)	Equity incentive plan awards: market value of shares or units of stock that have not vested ($)(2)
Jerome E. Schwind	3/31/2025	3,900	195,000
	3/26/2024	2,053	102,650
	2/16/2023(3)	—	—
	3/28/2022	1,922	96,100
Neil M. McDonnell	3/31/2025	2,226	111,300
	3/26/2024	1,290	64,500
	2/16/2023(3)	—	—
	3/28/2022	1,444	72,200
(1)Shares of restricted stock are subject to a three-year vesting period from the date of issuance.
(2)Based on the closing price of the Corporation’s common stock as of December 31, 2025, which was $50.00.
(3)Achievement of financial performance goals in connection to the stock awards were not met in 2023.
Pension Benefits
Defined Benefit Pension Plan.   We sponsor the Isabella Bank Corporation Pension Plan (“Defined Benefit Pension Plan”), a frozen defined benefit pension plan. The curtailment, which was effective March 1, 2007, froze the current participant’s accrued benefits as of that date and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service.
Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and to pay expenses related to operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.
Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, through December 31, 2006.
A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100% vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.
Under the provisions of the plan, participants are eligible for early retirement after reaching the age of 55 with at least five years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.
Retirement Bonus Plan.   We sponsor the Isabella Bank Corporation Retirement Bonus Plan (“Retirement Bonus Plan”). This nonqualified plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be an employee on January 1, 2007, and be a participant in our frozen Executive Supplemental Income Agreement. Participants were also required to be an officer with at least 10 years of service as of December 31, 2006. We have sole and exclusive discretion to add new participants to the Retirement Bonus Plan by authorizing such participation pursuant to action of the Board.
An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the Retirement Bonus Plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted at our sole and exclusive discretion, as set forth in the Retirement Bonus Plan.

Under the provisions of the Retirement Bonus Plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement; however, the participant would not receive their full benefit under early retirement.
Nonqualified Deferred Compensation
Directors Plan. Under the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (“Directors Plan”), directors, including named executive officers who serve as directors, are required to invest at least 25% of their board fees in our common stock and may invest up to 100% of their earned fees based on their annual election. These amounts are reflected in footnote 1 to the Summary Compensation Table. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (“DRIP Plan”). Deferred fees, under the Directors Plan, are converted on a quarterly basis into stock units of our common stock based on the fair value of a share of our common stock as of the relevant valuation date. Stock units credited to a participant’s account are eligible for stock and cash dividends as paid. DRIP Plan shares are purchased pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board or upon the occurrence of certain other events. The participant is eligible to receive distributions in the form of shares of our common stock of all of the stock units that are then in his or her account, and any unconverted cash will be converted to and rounded up to a whole share of stock and distributed, as well. Any common stock issued from deferred fees under the Directors Plan will be considered restricted stock under the Securities Act of 1933, as amended. Common stock purchased through the DRIP Plan are not considered restricted stock under the Securities Act of 1933, as amended.
SERP. Under the supplemental executive retirement plan (“SERP”), we may promise deferred compensation benefits to employees who are members of a select group of management or highly compensated employees, which may include the named executive officers. The SERP authorizes us to make annual and discretionary credits to a participant’s SERP account pursuant to a participation agreement with the participant that sets forth the amount and timing of any annual credits and the vesting, payment, and other terms to which the credits are subject.
The SERP provides default terms that may be modified by a participant’s participation agreement, including default vesting, interest and payment terms. Under the SERP’s default vesting terms, a participant is initially unvested in the participant’s SERP account and becomes 100% vested upon attaining normal retirement age, retirement, involuntary separation from service without cause, death, disability or a change in control. Special vesting rules apply to amounts that are credited after a change in control. Under the SERP’s interest rule, a participant’s account balance is credited with interest annually, the rate of which may be changed and is based on a stated fund yield as defined in the SERP for the current plan year, updated annually. A participant’s vested and nonforfeited account balance will be paid in a single cash lump sum within 90 days after the first to occur of the participant’s separation from service (subject to a six-month delay for a “specified employee”), death, disability, or any date specified in the participant’s participation agreement under the SERP’s default payment terms, unless otherwise specified in a participant’s participation agreement. The SERP also includes restrictive covenants that restrict a participant’s ability to compete with us and certain other activities.
Executive Cash Incentive Plan. The Executive Cash Incentive Plan provides potential payouts for the President and CEO, Bank President, and CFO based on achievement of personal and corporate goals. The maximum potential payouts under the plan range from 22.8% to 35% of the employee’s annual salary. The Compensation and Human Resource Committee is responsible for establishing personal goals and measuring the achievement of personal goals for the President and CEO. This Committee also reviews the performance of the President and CEO. The President and CEO recommends to the Compensation and Human Resource Committee the measurement and achievement of personal and corporate goals for the Bank President and CFO.
Restricted Stock Plan. The Isabella Bank Corporation Restricted Stock Plan ("RSP") is an equity-based bonus plan. The primary purpose of the plan is to promote our growth and profitability by attracting and retaining executive officers and key employees of outstanding competence through ownership of equity that provides them with incentives to achieve corporate objectives. The RSP authorizes the issuance of unvested restricted stock to an eligible employee with a maximum award ranging from 25% to 40% of the employee’s annual salary, on a calendar year basis. Under the RSP, the Board of Directors may grant restricted stock awards to eligible employees on an annual basis based on satisfactory achievement of performance targets and measures established by the Board of Directors. If these grant conditions are not satisfied, then the award of restricted shares will lapse or be adjusted appropriately, at the discretion of the Board of Directors. Restricted stock awards granted are not fully transferable or vested until certain conditions are met, as stated in the plan.

Clawback Policy. The Corporation has adopted a clawback policy which provides for recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This policy applies to any cash or equity compensation which is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. Consequently, the policy applies to the SERP, the Executive Cash Incentive Plan, and the RSP.
Potential Payments Upon Termination or Change in Control
The estimated amounts payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2025.
Any Severance of Employment
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:
•Amounts accrued and vested through the Defined Benefit Pension Plan.
•Amounts accrued and vested through the Retirement Bonus Plan.
•Amounts credited and vested through the SERP.
•Amounts deferred in the Directors Plan.
•Amounts granted and vested through the Restricted Stock Plan.
•Eligible unused vacation and short-term disability pay.
Retirement
In the event of the retirement of an executive officer, the officer would receive the benefits identified above.
Death or Disability
In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under our life insurance plan or under our disability plan as appropriate.
Change in Control
We currently do not have a change in control agreement with any of the executive officers. Under the SERP, each participant would become 100% vested in their SERP account upon a change in control. Under certain conditions, following a change in control, if a participant is involuntarily terminated without cause or voluntarily terminates for good reason all uncredited annual credits would be credited to his or her SERP account. If termination took place on December 31, 2025, that would have resulted in an additional credit to Jerome E. Schwind’s SERP account of $465,400, and Neil M. McDonnell’s SERP account of $260,000 and a total credit for each individual of $843,412 and $633,987, respectively.
Under the RSP, each participant would become 100% vested in their RSP account upon a change in control. Under certain conditions, following a change in control, if a participant is involuntarily terminated without cause or voluntarily terminates for good reason all nonvested shares would be fully vested. If termination took place on December 31, 2025, that would have resulted in vested shares to Jerome E. Schwind’s RSP account of 7,875 ($393,750), and Neil M. McDonnell’s RSP account of 4,960 ($248,000).
Pay Versus Performance
The following table is provided in accordance with Item 402(v) of Regulation S-K and presents certain information regarding compensation paid and certain financial performance measures in each of the last three years ended December 31, 2025, for the CEO and other NEOs as a group, as disclosed in the Summary Compensation table above.

Year	Summary compensation table total for CEO ($)	Compensation actually paid to CEO ($)(1)	Average summary compensation table total for non-CEO NEOs ($)	Average compensation actually paid to non-CEO NEOs ($)(2)	Value of initial fixed $100 investment based on total shareholder return ($)	Net income (in thousands)($)
2025	765,306	962,931	418,198	570,702	245	18,910
2024	870,098	911,433	351,301	377,134	119	13,889
2023	734,892	706,872	457,794	441,732	127	18,167

(1)In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total reported compensation for each year to determine the compensation actually paid:

				Equity Award Adjustments
Year	Summary compensation table total for CEO ($)	Reported change in pension value ($)	Reported Value of Granted Equity Awards ($)	Year end fair value of outstanding and unvested equity awards granted in the year ($)	Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Change in fair value of equity awards granted in prior years that vested in the year ($)	Compensation actually paid to CEO ($)
2025	765,306	—	(92,000)	194,998	95,440	(813)	962,931
2024	870,098	—	(40,000)	53,357	27,856	122	911,433
2023	734,892	—	—	—	(28,020)	—	706,872
(2)In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for each year to determine the compensation actually paid:

				Equity Award Adjustments
Year	Average summary compensation table total for non-CEO NEOs ($)	Reported change in pension value ($)	Reported Value of Granted Equity Awards ($)	Year end fair value of outstanding and unvested equity awards granted in the year ($)	Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Change in fair value of equity awards granted in prior years that vested in the year ($)	Average compensation actually paid to non-CEO NEOs ($)
2025	418,198	—	(26,250)	111,276	65,643	1,835	570,702
2024	351,301	—	(18,010)	24,015	20,780	(952)	377,134
2023	457,794	(3,000)	—	—	(13,062)	—	441,732
Relationship Between CEO and Other NEO “Compensation Actually Paid” and Total Shareholder Return
The following graph illustrates the relationship during 2023-2025 between compensation actually paid to our CEO and average compensation actually paid to other NEOs as a group and total shareholder return (“TSR”):

Relationship Between CEO and Other NEO “Compensation Actually Paid” and Net Income
The following graph illustrates the relationship during 2023-2025 between compensation actually paid to our CEO and average compensation actually paid to other NEOs as a group and net income (in thousands):
Under our cash and equity incentive plans, financial performance goals are established by the Compensation and Human Resource Committee and the Board of Directors. For 2023, 2024, and 2025, these financial measures included net income, in addition to other metrics as established by the Compensation and Human Resource Committee and the Board of Directors.
Director Compensation
The following table summarizes the compensation of each non-employee director who served on the Board during 2025.

Name	Fees paid in cash ($)(1)	Fees deferred under Directors Plan ($)(1)	All other compensation ($)(2)	Total fees earned ($)
Dr. Jeffrey J. Barnes	—	41,000	35,640	76,640
David B. Behen	33,333	—	—	33,333
Jill Bourland	48,000	—	1,466	49,466
Melinda M. Coffin	42,000	—	4,759	46,759
Jae A. Evans	40,000	—	3,358	43,358
Sarah R. Opperman	55,000	—	6,946	61,946
Chad R. Payton	22,000	—	1,842	23,842
Vicki L. Rupp	22,000	22,000	4,677	48,677
Brian R. Sackett	—	40,000	3,556	43,556
Brian B. Tessin	—	10,000	64	10,064
(1)    Directors electing to receive all fees in cash, resulting in no contributions to the Directors Plan, invest at least 25% of their board fees in our common stock under the DRIP Plan as described in our Directors Plan within the “Executive Officers” section.
(2)    All other compensation includes dividends on stock units.
We paid an annual retainer of $40,000 to each non-employee director and $30,000 to each employee director of the Board during 2025. The chairperson of the Board is paid an additional retainer of $15,000, the Audit Committee chair is paid an additional retainer of $8,000, the Nominating and Corporate Governance Committee chair is paid an additional retainer of $1,000, and the chairperson of the Compensation and Human Resource Committee is paid an additional retainer of $4,000.

The following table displays the cumulative number of stock units of our common stock credited to the accounts of current directors pursuant to the terms of the Directors Plan as of March 13, 2026:

Name	# of stock units credited
Dr. Jeffrey J. Barnes	33,221
David B. Behen	—
Jill Bourland	1,332
Melinda M. Coffin	4,323
Jae A. Evans	3,051
Neil M. McDonnell	409
Sarah R. Opperman	6,310
Vicki L. Rupp	4,475
Brian R. Sackett	3,230
Jerome E. Schwind	16,747
Brian B. Tessin	1,055
Under the Directors Plan, upon a participant’s retirement from the Board, or the occurrence of certain other events, the participant is eligible to receive a distribution in the form of shares of our common stock of all of the stock units that are then credited to the participant’s account. The plan does not allow for cash settlement. Stock issued under the Directors Plan is restricted stock under the Securities Act of 1933, as amended.
We established a Rabbi Trust to supplement the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting our obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors. We may contribute cash or common stock to the Rabbi Trust from time to time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we may contribute to purchase shares of our common stock on the open market.
We made no transfers to the Rabbi Trust in 2025, which held 129,618 shares of our common stock for settlement as of December 31, 2025. As of December 31, 2025, stock units credited to participants’ accounts totaled 98,611. All amounts are unsecured claims against our general assets. The net cost of this benefit was $113,035 in 2025.
Certain Relationships and Related Person Transactions
Certain Relationships
There are no family relationships between any of our directors or executive officers, as defined in Item 401 of Regulation S-K.
Policies and Procedures Regarding Related Person Transactions
Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Section 23A and Section 23B of the Federal Reserve Act and the Board of Governors of the Federal Reserve System’s (the “Federal Reserve”) Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Corporation include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Audit Committee also reviews procedures designed to identify related person transactions that are material to our financial statements or otherwise require disclosure. In determining whether to approve a related person transaction, the Board will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Ordinary Banking Relationships
Certain directors and officers and members of their families are loan customers of the Bank, or have been directors or officers of corporations, members or managers of limited liability companies, or partners of partnerships which have had transactions with the Bank. In our opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $863,000 and $2,951,000 as of December 31, 2025 and 2024.
As of the date of this Proxy Statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 13, 2026 as to our common stock owned beneficially by persons known by us to be beneficial owners of more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Richard L. McGuirk	386,521	(1)	5.27%
P.O. Box 222
Mt. Pleasant, MI 48804
(1)    Includes 368,281.38764 shares held by McGuirk Investments LLC which Mr. McGuirk has sole investment power over.
The following table sets forth certain information as of March 13, 2026 as to our common stock owned beneficially by: (1) each director and director nominee, (2) by each NEO, and (3) by all directors and executive officers as a group.

Name of Owner	Number of Shares Beneficially Owned (1) (2)		Percent of Class
Dr. Jeffrey J. Barnes	9,067	(3)	0.12%
David B. Behen	611		0.01%
Jill Bourland	4,502	(4)	0.06%
Melinda M. Coffin	1,256		0.02%
Jae A. Evans	23,661	(5)	0.32%
Neil M. McDonnell	8,307	(6)	0.11%
Sarah R. Opperman	18,138	(7)	0.25%
Vicki L. Rupp	5,341		0.07%
Brian R. Sackett	947	(8)	0.01%
Jerome E. Schwind	14,793	(9)	0.20%
Brian B. Tessin	—		—%
All Directors and Executive Officers as a Group (14 persons)	96,639		1.32%
(1)    Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 13, 2026. Consequently, with respect to shares acquired under the Directors Plan, participants may not be eligible to convert their stock units to shares within 60 days from March 13, 2026 as a result of distribution elections and plan conditions. For stock units credited to each participant’s account as of March 13, 2026, refer to the “Director Compensation” section of this report.
(2)    Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.
(3)    Includes 9,067 shares over which voting and investment powers are shared with Dr. Barnes’ spouse.
(4)    Includes 215 shares over which voting and investment powers are shared with Ms. Bourland’s spouse.
(5)    Includes 3,558 shares over which voting and investment powers are shared with Mr. Evans’ spouse.
(6)    Includes 42 shares over which voting and investment powers are shared with Mr. McDonnell’s son.
(7)    Includes 3,053 shares over which voting and investment powers are shared with Ms. Opperman’s spouse and immediate family.
(8)    Includes 947 shares over which voting and investment powers are shared with Mr. Sackett’s spouse.
(9)    Includes 4,343 shares over which voting and investment powers are shared with Mr. Schwind’s spouse.

Audit Committee Report
The Audit Committee oversees the financial reporting process on behalf of the Board. The 2025 Audit Committee consisted of directors Bourland, Coffin, Opperman (ex-officio), and Tessin.*
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services by our independent auditors, or any other auditing or accounting firm, if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board.
Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2025.
The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including those described in Auditing Standard No. 1301, “Communications with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, and has discussed this issue with the independent auditors.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting process. The Audit Committee held six meetings during 2025.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Plante & Moran, PLLC as the independent auditors for the 2026 audit.
Respectfully submitted,
Jill Bourland, Audit Committee Chairperson
Melinda M. Coffin
Sarah R. Opperman (ex-officio)
Brian B. Tessin

* On June 30, 2025, Chad R. Payton resigned from the Board and all committees of the Board, including the Audit Committee. Additionally, in July 2025, Vicki L. Rupp served as a member of the Audit Committee prior to being replaced by Mr. Tessin in October. Therefore, Mr. Payton and Ms. Rupp did not participate in the Audit Committee’s review, discussion, or recommendation with respect to matters covered by the Audit Committee’s report in this Proxy Statement.

Independent Registered Public Accounting Firm
The Audit Committee has appointed Plante as our independent auditors for the year ending December 31, 2026.
Independent Auditor Fee Information
Plante has served as our independent registered public accounting firm since 2025. Accordingly, there were no audit, audit related, or tax fees prior to 2025.
The following table shows the aggregate fees billed by Plante for audit and other services provided for the year ended:

2025
Audit fees	$431,179
Audit related fees	—
Total	$431,179
The following table shows the aggregate fees billed by Rehmann Robson LLC, our former auditor, for audit and other services provided for the year ended:

2024
Audit fees	$390,200
Audit related fees	13,000
Tax fees	20,225
Total	$423,425
The audit fees were for performing the integrated audit of our consolidated annual financial statements and the internal control report related to the Federal Deposit Insurance Corporation Improvement Act, reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and customary services that are normally provided by our external auditors in connection with statutory and regulatory filings or engagements. The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. Also included are fees for auditing of our employee benefit plans. The tax fees were for the preparation of our state and federal income tax returns and for consultation on various tax matters.
Pre-Approval Policies and Procedures
All non-audit services to be performed by Plante must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit and interim review services, so long as such services were recognized by the Corporation at the time of engagement to be non-audit services, and such services are promptly brought to the attention of the Audit Committee subsequent to completion of the audit. As permitted by SEC rules, the Audit Committee has authorized its chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and other professional services, none were billed pursuant to these provisions in 2025 and 2024 without pre-approval.

Shareholder Proposals - 2027 Annual Meeting of Shareholders
Any proposals which you intend to present at the 2027 annual meeting of shareholders under SEC Rule 14a-8 must be received before November 23, 2026 to be considered for inclusion in our proxy statement and proxy for that meeting. Proposals should be made in accordance with SEC Rule 14a-8.
For all other director nominee proposals, other than the Corporation’s nominees, to be presented 2027 annual meeting of shareholders, proposals must be received no later than March 6, 2027. Proposals should be made in accordance with SEC Rule 14a-19, which includes a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees.
All proposals must be submitted by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858.
Other Matters
We will bear the cost of soliciting proxies. In addition to solicitation by mail, officers and other employees may solicit proxies by telephone or in person, without compensation other than their regular compensation.
As to Other Business Which May Come Before the Meeting
We do not intend to bring any other business before the Annual Meeting for action other than as stated in the Notice of Annual Meeting of Shareholders. However, if any other business should be properly presented for action at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

By order of the Board of Directors
Debra Campbell, Secretary
Additional Information Available
Copies of the Corporation’s 2025 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 2025, and other financial information not contained herein are available in the Investor Relations section of the Corporation’s website at isabellabank.com, or may be obtained, without charge, by writing to:
Debra Campbell, Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858

APPENDIX A
ISABELLA BANK CORPORATION
2025 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
PURPOSE
The purpose of the Plan is to assist Eligible Employees of the Company, and its Subsidiaries to acquire a stock ownership interest in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutual interest between employees and the Company's stockholders. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 "Account" shall mean a bookkeeping account maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing Stock under the Plan.
2.2 "Administrator" means the entity that conducts the general administration of the Plan as provided herein. The term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in ARTICLE III.
2.3 "Board" shall mean the Board of Directors of the Company.
2.4 "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.
2.5 "Committee" means the committee of the Board described in ARTICLE III.
2.6 "Company" shall mean Isabella Bank Corporation, a Michigan corporation.
2.7 "Compensation" shall mean any cash compensation a Participant receives for services rendered to the Company or any Designated Subsidiary, including hourly wages, salary, overtime pay, variable pay, sales commissions, bereavement pay, payments for jury duty service, sick pay and vacation pay, referral pay, retroactive pay, training pay and other amounts paid in cash to a Participant through the Company's or any Designated Subsidiary's payroll system, before any salary deferral contributions made by the Participant to any tax-qualified or nonqualified deferred compensation plan. Compensation shall not include the following:
(a) Contributions made by the Company or any Designated Subsidiary to a plan of deferred compensation or any benefit plan (including any 401(k), welfare or retirement plan). In addition, any distributions from a plan of deferred compensation (whether or not qualified) or other benefit plan (including long term or short term disability payments and workmen's compensation payments) are excluded from Compensation under the Plan.
(b) Amounts received as incentive bonus compensation (other than sales commissions), bonuses or other similar compensation paid on a discretionary basis.
(c) Amounts realized from the exercise of a stock option, stock appreciation rights, release of restricted stock, or performance awards, including amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.
(d) Amounts reimbursed for relocation and tuition expenses (whether or not such amounts are includible in gross income of the Employee when reimbursed).
(e) Amounts paid in a form other than cash, fringe benefits (including auto allowances and relocation payments), employee discounts, expense reimbursement or allowances, and other forms of imputed income.

2.8 "Contributions" shall mean the amount of Compensation contributed by a Participant through payroll deductions or, if such payroll deductions are prohibited under local law or administratively unfeasible to fund the purchase of Stock pursuant to an Option, then such other mode(s) of contribution approved by the Administrator.
2.9 "Corporate Transaction" shall mean a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
2.10 "Designated Subsidiary" shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(d).
2.11 "Effective Date" shall mean the date on which the Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 13.1.
2.12 "Eligible Employee" shall mean every Employee of the Company and each Designated Subsidiary except the following:
(a) an Employee who, immediately after any rights under the Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code);
(b) an Employee whose customary employment is less than twenty hours per week;
(c) an Employee whose customary employment is for five months or less in any calendar year;
(d) an Employee who has not satisfied a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years); and
(e) an Employee who is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; provided however, that the limitation contained in this Section 2.12(e) shall only apply to the extent the Administrator expressly provides for such limitation, and then, such limitation shall only apply to such Offering Period.
For purposes of clause (a) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
2.13 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code or, for individuals performing services outside of the United States, as defined in accordance with applicable local law) of the Company or any Designated Subsidiary.
2.14 "Enrollment Date" shall mean the first Trading Day of each Offering Period.
2.15 "Enrollment Period" shall mean that period of time prescribed by the Administrator, which period shall conclude prior to the Enrollment Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.
2.16 "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be as follows:
(a) If Stock is traded on any established national securities exchange, the closing price (in regular trading) of a share of Stock quoted on such exchange on that date, or, if no sales of Stock were reported on that date, the closing price (in regular trading) on the last preceding date on which sales were reported;
(b) If Stock is not traded on an exchange but is quoted on a national market or other quotation system, the closing price of a share of Stock on the automated quotation system on that date, or, if no sales of Stock were reported on that date, the closing price on the last preceding date on which such sale was reported; or
(c) If none of the above is applicable, such amount as may be determined by the Administrator in good faith, to be the fair market value per share of Stock.
2.17 "Non-Section 423 Offering" shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator as part of the Plan, pursuant to which Options that do not satisfy the requirements for "employee stock purchase plans" that are set forth under Section 423 of the Code may be granted to Eligible Employees of a Designated Subsidiary as a separate offering under the Plan.
2.18 "Offering" shall mean a Section 423 Offering or a Non-Section 423 Offering of a right to purchase Stock under the Plan during an Offering Period as further described in ARTICLE V.
2.19 "Offering Period" shall mean a period with respect to which the right to purchase Stock may be granted under the Plan, which may include a Non-Section 423 Offering, as determined pursuant to ARTICLE V.
2.20 "Option" shall mean the right to purchase Stock granted to a Participant pursuant to an Offering made under the Plan.
2.21 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of "Parent" is intended to, and shall be construed and applied, to coincide and conform with the definition of "parent" under Section 424(e) of the Code.
2.22 "Participant" means any Eligible Employee who is actively participating in the Plan.
2.23 "Plan" shall mean this Isabella Bank Corporation 2025 Employee Stock Purchase Plan, as it may be amended from time to time.
2.24 "Purchase Date" shall mean the last Trading Day of each Offering Period.
2.25 "Purchase Price" shall mean an amount equal to the lesser of (i) ninety-five percent (95%) (or such greater percentage as designated by the Administrator) of the Fair Market Value of a share of Stock on the Enrollment Date and (ii) ninety-five percent (95%) (or such greater percentage as designated by the Administrator) of the Fair Market Value of a share of Stock on the Purchase Date; provided, that the Purchase Price shall not be less than the par value of a share of Stock.
2.26 "Section 423 Offering" shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator as part of the Plan, pursuant to which Options that satisfy the requirements for "employee stock purchase plans" that are set forth under Section 423 of the Code may be granted to Eligible Employees of a Designated Subsidiary as a separate offering under the Plan. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan in a Section 423 Offering shall have the same rights and privileges.
2.27 "Stock" means the common stock of the Company.
2.28 "Subsidiary" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of "Subsidiary" is intended to, and shall be construed and applied, to coincide and conform with the definition of "subsidiary" under Section 424(f) of the Code.
2.29 "Trading Day" shall mean any day on which the national stock exchange upon which the Stock is listed is open for trading or, if the Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Administrator in good faith.
ARTICLE III
ADMINISTRATION
3.1 Administrator. Unless otherwise delegated by the Board, the Compensation Committee of the Board shall be both the Committee and the Administrator, subject to further delegation from the Compensation Committee. The Committee shall be constituted to comply with applicable law. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled only by the Board.
3.2 Action by the Administrator. A majority of the Committee shall constitute a quorum for purposes of any actions taken as the Administrator. The acts of a majority of the Committee members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Administrator. When acting as the Administrator, each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the operation, administration and interpretation of the Plan.
3.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan to:
(a) determine when and how rights to purchase stock of the Company shall be granted and the provisions of each Offering of such rights (which need not be identical), including establishing the timing and length of Offering Periods and establishing minimum and maximum contribution rates;
(b) establish new or changing limits on the number of shares of Stock an Eligible Employee may elect to purchase with respect to any Offering Period, if such limits are announced prior to the first Offering Period to be affected;
(c) establish, in its sole discretion, sub-plans of the Plan (and separate Offerings thereunder) for the purposes of effectuating Non-Section 423 Offerings. To the extent permitted under applicable law, the Administrator may delegate its authority and responsibilities hereunder to an appropriate sub-committee consisting of one or more officers of the Company;
(d) designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company;
(e) construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration;
(f) correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(g) amend the Plan as provided in ARTICLE XIII; and
(h) exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.
The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Administrator deems appropriate.
3.4 Decisions Binding. The Administrator's interpretation of the Plan, any Options granted pursuant to the Plan, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1 Number of Shares. Subject to ARTICLE XII, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be two hundred thousand (200,000) shares of Stock. If any Option granted under the Plan shall for any reason terminates without having been exercised, the Stock not purchased under such Option shall again become available for the Plan. For avoidance of doubt, the limitation set forth in this paragraph may be used to satisfy purchases of shares of Stock under either a Section 423 Offering or a NonSection 423 Offering.
4.2 Individual Share Limit. Notwithstanding anything herein to the contrary, and in addition to the limitation set forth in Section 8.4, below, the maximum shares of Stock that may be acquired by a Participant pursuant to an Option for each Offering Period is eight hundred (800) shares of Stock. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock an Eligible Employee may purchase on the Purchase Date of each Offering Period.
4.3 Stock Distributed. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V
OFFERING PERIODS
The Administrator may from time to time grant Options to purchase Stock of the Company under the Plan to Eligible Employees during one or more Offering Periods selected by the Administrator commencing on an Enrollment Date. For purposes of the Plan, the Administrator may establish separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. In the event an Offering Period is not designated by the Administrator, the right to purchase Stock under the Plan shall be granted two (2) times each year on or about September 1st and March 1st of each calendar year and the term of the Offering Period shall be six (6) months; and the first Offering Period shall commence on September 1, 2025 and end on February 28, 2026. The Administrator shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
ARTICLE VI
PARTICIPATION
6.1 Eligibility. Unless otherwise determined by the Administrator in a manner consistent with Section 423 of the Code, any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this ARTICLE VI and the limitations imposed by Section 423(b) of the Code.
6.2 Enrollment. Except as otherwise designated by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period during the Enrollment Period prior to the beginning of the Offering Period to which it relates. An election to participate in the Plan shall be made by completing the online enrollment process through the Company's designated Plan broker (or such other enrollment procedures that the Administrator may establish in its sole discretion). A payroll deduction authorization will be effective for the first Offering Period following the completion of the enrollment process.
6.3 Automatic Re-Enrollment. Following the end of each Offering Period, each Participant shall be automatically re-enrolled in the next Offering Period at the applicable rate of payroll deductions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under ARTICLE VII, unless (i) the Participant has elected to withdraw from the Plan in accordance with Section 10.1, (ii) the Participant authorization is modified by completing a subsequent online enrollment process in accordance with this ARTICLE VI, (iii) the Participant's employment has terminated, or (iv) the Participant is ineligible to participate in the next Offering Period.
6.4 Non-U.S. Employees. An Eligible Employee who is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States, for tax purposes or otherwise) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is prohibited under applicable law, or is not advisable or practicable for any reason.
ARTICLE VII
PAYROLL DEDUCTIONS
7.1 Payroll Deductions. During the online enrollment process, an Eligible Employee shall authorize a Contribution amount to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during an Offering Period as payroll deductions under the Plan. The Contribution shall be designated in a whole percentage between one percent (1%) and ten percent (10%) of the Eligible Employee's Compensation (or such other maximum percentage as the Administrator may establish from time to time before an Offering Period begins) to be deducted on each payday during an Offering Period and credited to the Participant's Account for the purchase of Stock pursuant to the Offering. The Company or the Designated Subsidiary shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Administrator, a Participant may not make any separate Contributions or payments to the Plan.

7.2 Election Changes. A Participant may elect to have Contributions completely discontinued at any time, but an election to discontinue Contributions during an Offering Period shall be deemed to be an election to withdraw pursuant to Section 10.1. No change in Contributions other than complete discontinuance can be made during an Offering Period, and, specifically, once an Offering Period has commenced, a Participant may not alter the rate of his or her Contribution for such offering.
7.3 Frequency of Payroll Deductions. Except as otherwise designated by the Administrator, payroll deductions for a Participant shall commence on the first payroll on or following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in ARTICLE X.
7.4 Insufficient Payroll Deductions. If in any payroll period a Participant's Compensation is insufficient (after other authorized deductions) to permit a Contribution, no Contribution shall be made on the effected payroll date. Deduction of the full amount originally elected by the Participant will recommence as soon as his or her Compensation is sufficient to permit such Contribution; provided, however, no additional amounts will be deducted on any future payroll date to satisfy missed Contributions that occurred during the payroll periods with insufficient Contributions.
7.5 Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 8.4, a Participant's Contributions may be suspended by the Administrator at any time during an Offering Period.
ARTICLE VIII
GRANT AND EXERCISE OF RIGHTS
8.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall, subject to the maximum number of shares of Stock specified under Section 4.2 and the provisions of Section 8.4, be granted an Option to purchase that number of shares of Stock equal to the quotient of (i) the aggregate Contributions authorized to be withheld by such Participant in accordance with Section 7.1 for such Offering Period and held in the Participant's Account, divided by (ii) the Purchase Price.
8.2 Exercise of Rights. Subject to the limitations set forth in Section 8.4, each Participant in the Plan automatically and without any further action will be deemed to have exercised the Participant's Option on each Purchase Date, to the extent that the balance then in the Participant's Account under the Plan is sufficient to purchase at the Purchase Price the whole number of shares of Stock subject to the Option granted to such Participant under the Plan for such Offering Period. No fractional shares shall be issued on the exercise of rights granted under the Plan.
8.3 Excess Account Balances. Any amounts remaining in a Participant's Account as of any Purchase Date after the purchase of Stock shall be distributed to the Participant, without interest, as soon as practicable after the Purchase Date; provided, however, that any amounts attributable to any fractional share that was not purchased on the Purchase Date shall be carried over to the next Offering Period unless the Participant has elected to withdraw from the Plan in accordance with Section 10.1. Notwithstanding the foregoing, the Administrator may, in its sole discretion, establish alternative means for treating amounts remaining in Participant Accounts following any Purchase Date to the extent consistent with applicable law.
8.4 Limitation on Purchase of Stock. In addition to the limitations set forth in Section 4.2, above, an Eligible Employee may not be granted an Option under the Plan if such Option, (together with any other rights granted to such Eligible Employee under "employee stock purchase plans" of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code), excluding Options granted pursuant to any Non-Section 423 Offering, permits such Eligible Employee to purchase Stock of the Company or any Parent or Subsidiary at a rate which exceeds $25,000 of fair market value of such Stock (determined as of the first day of the Offering Period during which such Option is granted) for each calendar year in which such Option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
8.5 Five Percent Limit. An Eligible Employee may not be granted an Option to purchase Stock under the Plan if such Participant (directly or through attribution), immediately after such Option is granted, would own or hold options to purchase Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its Parent, or any of its Subsidiaries.
8.6 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to Options are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the

Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom Options to purchase Stock are to be exercised pursuant to this ARTICLE VIII on such Purchase Date. The Company may make pro rata allocation of the shares of Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Participant in one lump sum in cash, without interest, as soon as reasonably practicable after the Purchase Date.
8.7 Withholding. At the time a Participant's Option under the Plan is exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant shall make adequate provision for the Company's federal, state, local, non-U.S. or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock in accordance with such procedures and withholding methods that may be established by the Administrator in its sole discretion. At any time, the Company or a Designated Subsidiary may, but shall not be obligated to, withhold from the Participant's compensation or other amounts payable to the Participant the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company or a Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.
ARTICLE IX
ISSUANCE OF STOCK
9.1 Brokerage Account or Plan Share Account. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator, which is initially the Bank’s transfer agent or Isabella Bank. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator that is not a brokerage firm. Stock purchased by a Participant pursuant to the Plan shall be held in the Participant's brokerage or Plan share account. Participants may be required to enter into agreements and authorizations (the terms of which may include, without limitation, conditions or restrictions on the transfer of shares of Stock from Participants' brokerage accounts) with the Plan broker selected by the Administrator and the Company as the Company may prescribe.
9.2 Conditions upon Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:
(a) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed;
(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE X
WITHDRAWAL
10.1 Withdrawal. A Participant may withdraw all, but not less than all, of the Contributions credited such Participant's Account and not yet used to exercise such Participant's Option under the Plan at any time by completing the appropriate online withdrawal process through the Company's designated Plan broker or contacting the Company. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date. Upon receipt of such notice, Contributions on behalf of the Participant shall be discontinued and no payroll deductions will be made during a succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.2. All of the Participant's Contributions credited to such Participant's Account during the Offering Period shall be paid to such Participant, without interest, as soon as reasonably practicable.

10.2 Future Participation. A Participant's withdrawal from an Offering Period shall not have any effect upon eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
ARTICLE XI
TERMINATION OF EMPLOYMENT OR ELIGIBILITY
11.1 General. If the employment of a Participant terminates prior to the Purchase Date relating to a particular Offering Period for any reason, including retirement, death or failure of a Participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, participation in the Plan immediately and without any act on the part of the Participant shall terminate. Following the Participant's termination of employment as described above, the Company will refund to the Participant or, in the case of the death of the Participant, the person or persons entitled thereto, any unused Contributions credited to the Participant's Account during the Offering Period, without interest, and thereupon the Participant's Option shall terminate.
11.2 Transfer of Employment. A Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or any Designated Subsidiary (including transfers between Designated Subsidiaries) participating in a Section 423 Offering will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, if a Participant transfers from a Section 423 Offering to a Non-Section 423 Offering (or vice versa) or between Non-Section 423 Offerings, the Participant will be treated as having withdrawn from the Offering Period in accordance with ARTICLE X, unless otherwise determined by the Administrator in its sole decision and in accordance with applicable law.
11.3 Leave of Absence.
(a) During a paid leave of absence approved by the Company and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2), a Participant's elected Contributions shall continue.
(b) If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then Contributions on behalf of the Participant shall be discontinued and no other Contributions shall be permitted (unless otherwise determined by the Administrator or required by applicable law). Any amounts credited to the Participant's Account may be used to purchase Stock on the next applicable Purchase Date.
(c) If a Participant takes a leave of absence that is not described in Section 11.3(a) or 11.3(b), then the Participant shall be considered to have withdrawn from the Plan in accordance with ARTICLE X hereof.
Further, notwithstanding the preceding provisions of this Section 11.3, if a Participant takes a leave of absence and such leave of absence exceeds ninety (90) days, then the Participant shall be considered to have withdrawn from the Plan in accordance with ARTICLE X hereof on the ninety-first (91st) day of such leave of absence; provided, however, that if the Participant's right to employment is guaranteed either by statute or contract, then such ninety (90)-day period shall be extended until the last day upon which such reemployment rights are so guaranteed.
ARTICLE XII
ADJUSTMENTS UPON CHANGES IN STOCK
12.1 Changes in Capitalization. In the event that any change is made in the Stock by reason of any stock dividend or by reason of subdivision, stock split, reverse stock split, combination or exchange of shares, recapitalization, reorganization, reclassification of shares, or any other similar corporate event affecting the Stock, appropriate action will be taken by the Board to make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations established pursuant to Section 4.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding Options; and (iii) the Purchase Price with respect to any outstanding Options.
12.2 Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company's proposed dissolution or liquidation. Before the new Purchase Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's

Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.1.
12.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the Option, the Offering Period with respect to which the Option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.1.
12.4 No Adjustment under Certain Circumstances. No adjustment or action described in this ARTICLE XII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.
12.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator or the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an outstanding Option or the Purchase Price of the Stock subject to an outstanding Option.
ARTICLE XIII
AMENDMENT, MODIFICATION AND TERMINATION
13.1 Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.
13.2 Term of the Plan. The Plan shall become effective on the Effective Date, and unless earlier terminated pursuant of Section 13.1, shall have a term of ten (10) years.
13.3 Amendment, Modification and Termination. The Administrator or the Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, however, that if stockholder approval is required pursuant to the Code, United States federal securities laws or regulations, or the rules or regulations of the New York Stock Exchange (or any other securities exchange on which the Stock is listed or traded), then no such amendment shall be effective unless approved by the Company's stockholders within such time period and manner as may be required. If the Plan is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or once shares of Stock have been purchased on the next Purchase Date (which may, in the discretion of the Administrator, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with ARTICLE XII). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Stock will be returned to Participants, without interest, as soon as administratively practicable.
13.4 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed Contribution authorizations, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
ARTICLE XIV
SECTION 409A OF THE CODE; TAX QUALIFICATION
14.1 Section 409A of the Code. Options to purchase Stock granted under a Section 423 Offering are exempt from the application of Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the

Administrator may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the right to purchase Stock under the Plan is compliant with Section 409A of the Code.
14.2 Tax Qualification. Although the Company may endeavor to (i) qualify an Option to purchase Stock for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including Section 14.1 above. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participant's under the Plan.
ARTICLE XV
MISCELLANEOUS
15.1 Restriction upon Assignment. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an Option or any rights to receive Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15.5 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, and the Company will treat such act as an election to withdraw Participant's entire Account in accordance with ARTICLE X. An Option granted under the Plan shall not be transferable and is exercisable during the Participant's lifetime only by the Participant.
15.2 Rights as a Stockholder. With respect to shares of Stock subject to an Option granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein. Unless otherwise determined by the Administrator or required by applicable law, the Company shall not deliver to any Participant any certificates evidencing Stock issued in connection with any purchase under the Plan.
15.3 Participant Accounts. No interest shall accrue on any amounts credited to a Participant Account. All payroll deductions or lump sum contributions of a Participant under the Plan will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deduction amounts.
15.4 Currency Conversion. Eligible Employees who are paid in currency other than U.S. dollars, and who contribute such currency to the Plan through contributions or payroll deductions will have such amounts converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Administrator for each Offering and as may be specified pursuant to any sub-plan established under the Plan. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering result in the acquisition of shares of Stock below the Purchase Price. Each Eligible Employee shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Eligible Employee amounts are converted to U.S. dollars and the Purchase Date.
15.5 Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Stock and cash in respect of any fractional shares of Stock, if any, from the Participant's Account under the Plan in the event of such Participant's death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant's notional account in the event of the Participant's death prior to the Purchase Date of an Offering Period.
15.6 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

15.7 Statements. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Stock purchased and the remaining cash balance, if any.
15.8 No Rights to Continued Service. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ or service of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.
15.9 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
15.10 Entire Plan. The Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
15.11 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.
15.12 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, the provisions shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
15.13 Governing Law. The validity and enforceability of the Plan shall be governed by and construed in accordance with the laws of the State of Michigan without regard to otherwise governing principles of conflicts of law.
15.14 Minimum Regulatory Capital Requirements. Notwithstanding any provision of the Plan or any agreement to the contrary, all Awards granted under the Plan will expire, to the extent not exercised or settled (as applicable), within 45 days following the receipt of notice from the Company’s primary federal or state regulator ("Regulator") that (i) the Company has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of Awards. Upon receipt of such notice from the Regulator, the Company will promptly notify each Participant that all Awards issued under the Plan have become fully vested to the full extent of the grant and that the Awards must be settled prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or such Awards will be forfeited. In case of forfeiture, no Participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Parent or Subsidiary. Neither the Company, nor any Parent or Subsidiary will be liable to any Participant due to the failure or inability of the Company to provide adequate notice to the Participant.
15.15 Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans will be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other "clawback" provision required by applicable law or the listing standards of any applicable stock exchange or national market system.
* * * * *

ISABELLA BANK CORPORATION

ISABELLA BANK CORPORATION
401 NORTH MAIN STREET
MOUNT PLEASANT, MI 48858

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ISBA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88445-P45792 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ISABELLA BANK CORPORATION

The Board of Directors recommends you vote "FOR" Proposals 1, 2, 3, and 4.

		For	Withhold
1.	Proposal to elect the following five (5) persons as directors:		
	1a. Brian B. Tessin (1 year term)	☐	☐
	1b. Dr. Jeffrey J. Barnes (3 year term)	☐	☐
	1c. David B. Behen (3 year term)	☐	☐
	1d. Melinda M. Coffin (3 year term)	☐	☐
	1e. Vicki L. Rupp (3 year term)	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other business entity, please sign full entity name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders of Isabella Bank Corporation to be held on Tuesday, May 5, 2026:
Copies of the Notice of 2026 Annual Meeting of Shareholders, the Proxy Statement for the 2026 Annual Meeting of Shareholders, the 2025 Annual Report to Shareholders and Shareholder Letter are available at www.proxyvote.com.

V88446-P45792

ISABELLA BANK CORPORATION
2026 Annual Meeting of Shareholders
to be held on Tuesday, May 5, 2026

The Board of Directors solicits this proxy

The undersigned shareholder acknowledges receipt of the Notice of 2026 Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Isabella Bank Corporation to be held virtually at www.virtualshareholdermeeting.com/ISBA2026 on Tuesday, May 5, 2026 at 10:00 AM, Eastern Daylight Time. The undersigned shareholder hereby appoints Jill Bourland, Sarah R. Opperman, and Brian R. Sackett and each of them, proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 13, 2026 at the 2026 Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the 2026 Annual Meeting.

To be signed on reverse side